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                                                                    EXHIBIT 10.4

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT is made effective February 1, 2002, by and between DICKIE WALKER MARINE, INC., a California corporation ("DWM"), and GERALD
W. MONTIEL, individually ("Montiel").

                          RECITALS AND REPRESENTATIONS

         WHEREAS, DWM is engaged in the design, manufacture, marketing and distribution of a line of boating apparel, accessories and decorative items under the Dickie WalkerTM brand name.

         WHEREAS, Montiel is Chairman of the Board, Chief Executive Officer, Chief Marketing Officer and a majority shareholder of DWM.

         WHEREAS, the Dickie WalkerTM brand name is inspired by a sixty-three foot, wooden-hulled Nova Scotian trawler named "The Dickie Walker."

         WHEREAS, Montiel is the sole owner of The Dickie Walker and has title to The Dickie Walker free and clear of all liens, encumbrances and claims of others.

         WHEREAS, since October 10, 2000, there has been an oral agreement between DWM and Montiel whereby Montiel has allowed DMW to use the "Dickie Walker" name and the likeness and image of The Dickie Walker.

         WHEREAS, DWM currently has eight (8) trademark applications pending in the United States Patent and Trademark Office that include the words "Dickie Walker Built 1951 Authentic Marine" and a picture of The Dickie Walker.

         WHEREAS, to support and permit the development of the Dickie WalkerTM brand name, DWM desires to continue using the "Dickie Walker" trademark and brand name and the likeness and image of The Dickie Walker in accordance with the terms and conditions of this Agreement, and Montiel wishes to allow DMW to continue to use the "Dickie Walker" trademark and brand name and to license the use of the likeness and image of The Dickie Walker to DWM in accordance with the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the adequacy and sufficiency of which are acknowledged, the parties agree as follows:



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                ARTICLE I: CONSENT, GRANT OF LICENSE AND RELEASE

         SECTION 1.1 Subject to all of the terms and conditions of this Agreement, Montiel hereby consents to the exclusive use by DWM of the "Dickie Walker" trademark and brand name, and grants to DWM an exclusive license to use the likeness and image of The Dickie Walker in the United States of America, and the rest of the world (the "Territory"), in connection with the design, manufacture, marketing and distribution of a line of apparel, accessories and decorative items, and any other products and/or services of DWM now existing or hereafter created, by DWM.

         SECTION 1.2 Montiel acknowledges and agrees that (i) he does not, and shall not, have any right, title, interest or claim to the "Dickie Walker" trademark and brand name, nor does he, or shall he, have the right to use, or license others to use, the "Dickie Walker" trademark and brand name and (ii) pursuant this Agreement, he shall no longer have the right to use, or license others to use, the likeness and image of The Dickie Walker.

         SECTION 1.3 DWM shall have the exclusive right to use the "Dickie Walker" trademark and brand name and the likeness and image of The Dickie Walker in connection with any and all activities and products, within and without the Territory.

         SECTION 1.4 DWM shall not have the right to transfer the license, or sublicense any rights, granted hereby to any party that is not a subsidiary or other related entity of DWM without the prior written consent of Montiel, which consent shall not be unreasonably withheld.

         SECTION 1.5 Montiel hereby releases DWM and all distributors, purchasers and users of DWM products and services from any and all claims, demands, and rights of action which Montiel may have on account of any infringement or alleged infringement of Montiel's rights to the "Dickie Walker" name and the likeness and image of The Dickie Walker prior to the effective date of this Agreement.

                                ARTICLE II: TERM

         SECTION 2.1 Unless sooner terminated in accordance with the provisions of this Agreement, this Agreement shall remain in full force and effect for an initial term of ninety-nine (99) years (the "Initial Term"), commencing on the effective date of this Agreement. DWM shall be entitled to renew this Agreement, at its option, for additional ninety-nine year terms ("Renewal Terms") by providing notice to Montiel at least ninety (90) days prior to the expiration of the Initial Term and each Renewal Term.



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                                ARTICLE III: FEES

         SECTION 3.1 The fee due from DWM to Montiel for the Initial Term of this Agreement is $100 which shall be due upon execution of this Agreement. Thereafter, DWM shall pay a $100 fee for each Renewal Term, which shall be due on the first day of each Renewal Term.

                              ARTICLE IV: COVENANTS

         SECTION 4.1 Montiel acknowledges the validity and value of the "Dickie Walker" trademark and brand name and DWM's rights thereto and the goodwill represented thereby and agrees that at no time, during or subsequent to the term of this Agreement, shall he directly or indirectly contest the validity of DWM's rights to the "Dickie Walker" trademark and brand name and the goodwill represented thereby.

         SECTION 4.2 Montiel shall notify DWM in writing upon becoming aware of any activity by any unlicensed third party which uses the "Dickie Walker" trademark or brand name or the likeness and image of The Dickie Walker.

         SECTION 4.3 Montiel shall cooperate in any such action or proceedings as, in DWM's sole direction, DWM believes necessary and appropriate under the circumstances to cause the unauthorized use to be terminated. Any suit or other proceeding on account thereof shall be prosecuted by DWM in its discretion and, whenever necessary, in the name of Montiel, and Montiel hereby authorizes DWM to so add it, and to conduct the prosecution of the action in joint name through DWM's counsel, at DWM's expense and with any recovery to be retained by DWM.

         SECTION 4.4 If any suit, action or other proceeding shall be instituted or threatened against DWM by a third party with respect to the "Dickie Walker" trademark or brand name or the likeness and image of The Dickie Walker, then DWM shall have full control of the defense. Unless the suit against DWM is the result of an act of Montiel in violation of this Agreement, DWM shall be liable for the entire expense, of such suit, action or proceeding.

         SECTION 4.5 Montiel shall, at the request of DWM, execute any lawful papers or documents necessary to protect the rights of DWM in the "Dickie Walker" trademark and brand name and the likeness and image of The Dickie Walker.

         Upon termination of this Agreement, DWM shall execute the necessary documents to cancel the license granted by this Agreement.

           ARTICLE V: ASSIGNMENT; NO CHANGE OF NAME; NO ENCUMBRANCES;
                             RIGHT OF FIRST REFUSAL

         This Agreement may not be assigned without the written consent of the other party, which consent shall not be unreasonably withheld, and any assignment without such consent shall be void. Provided, however, while this Agreement remains in effect:



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         a.       No vessel may be substituted for The Dickie Walker under this
                  Agreement,

         b.       Montiel shall not change the name of The Dickie Walker,

         c.       Montiel shall not pledge or otherwise encumber The Dickie
                  Walker; and

         d. DWM will have a right of first refusal to purchase The Dickie Walker at fair market value as determine by a mutually agreed upon, qualified appraiser.

                              ARTICLE VI: INSURANCE

         SECTION 6.1 Montiel will procure and maintain, at his sole cost, adequate property and liability insurance for The Dickie Walker and the operation thereof at all times while this agreement is in effect. DWM shall procure and maintain adequate general liability insurance for any persons or property injured or damaged in connection with the use of The Dickie Walker during DWM corporate events, and adequate "Trip" insurance or other marine insurance that may be required by the coast guard or any other governmental agency. Montiel and DWM shall provide proof of such insurance as requested by the other party.

                          ARTICLE VII: INDEMNIFICATION

         SECTION 7.1 DWM shall indemnify and hold Montiel harmless from and against all claims, demands and liabilities, and all costs and expenses (including reasonable attorneys fees) incurred as a result of any claim or action arising out of DWM's activities under this Agreement; except that Montiel shall indemnify and hold DWM harmless from and against all claims, demands or liabilities, and all costs and expenses (including reasonable attorneys fees) incurred as a result of a breach by Montiel of the provisions of this Agreement.

                           ARTICLE VIII: MISCELLANEOUS

         SECTION 8.1 Each party, at the request of the other and without additional consideration, shall execute and deliver or shall cause to be executed and delivered from time to time such further documents, and shall take such other actions as the other party may require to accomplish the purposes of, and transactions contemplated by, this Agreement.

         SECTION 8.2 This Agreement and the transactions contemplated herein may be terminated in the following instances:

         a. By mutual consent of the parties;

         b. By DWM in the event of a Casualty Loss as provided by Section 8.9 hereof;

         c. By DWM if any condition or covenant set forth herein applying to Montiel shall not be satisfied and is not waived; or



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         d. By DWM upon thirty (30) days written notice given to Montiel.

         In the event of termination as provided in this Section, DWM shall be responsible for all payments due and payable pursuant to Section 1 up to the effective date of such termination.

         SECTION 8.3 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or in the documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

         SECTION 8.4 No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

         SECTION 8.5 The captions in this Agreement are for convenience only, and shall not be considered a part of, or affect the construction or interpretation, of any provision of this Agreement.

         SECTION 8.6 Nothing in this agreement shall be deemed to create any right on the part of any person or entity not a party to this Agreement.

         SECTION 8.7 This Agreement and other documents delivered pursuant hereto and the legal relations between the parties shall be governed and construed in accordance with the law of the State of California. Any dispute or litigation with respect to the representations, warranties, terms and conditions of this Agreement, shall be litigated in any court of competent jurisdiction in the state of California, and Montiel and DWM hereby expressly consent to subject matter and personal jurisdiction and venue in said courts.

         SECTION 8.8 Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing by certified mail, return receipt requested or courier mail, as follows:



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                    If to Montiel:

                    6206 Avenida Cresta
                    La Jolla, CA 92037


                    If to DWM:

                    Dickie Walker Marine, Inc.
                    1414 S. Tremont St.
                    Oceanside, CA 92054
                    Attn: President

         Either party may, by written notice, delivered to the other, change the address to which delivery shall thereafter be made.

         SECTION 8.9 If all or a substantial portion of The Dickie Walker shall be destroyed by casualty, or if all or a substantial portion of The Dickie Walker shall be taken in condemnation or eminent domain, or if the proceedings for such purposes shall be pending or threatened, or if The Dickie Walker shall otherwise become unsuitable to fulfill the purposes of this Agreement (a "Casualty Loss"), DWM may elect to terminate this Agreement effective immediately upon written notice to Montiel. If the Agreement is not so terminated, then the Agreement shall remain in full force and effect.

         SECTION 8.10 The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

         SECTION 8.11 This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

         SECTION 8.12 If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. In the event that any such provision is deemed to be invalid, the parties agree that a court making such judgement shall have the ability to interpret and apply such provision to the fullest extent permitted by law, within such provisions original intent.



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         SECTION 8.13 In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party or parties shall be entitled to recover from the losing party or parties, in addition to any other recovery and costs, reasonable expenses, attorney's fees, and costs associated with such litigation, in both the trial and in all appellate courts.

         SECTION 8.14 This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         SECTION 8.15 This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.



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         IN WITNESS WHEREOF, DWM and Montiel have executed and delivered this
Agreement effective as of the date first set forth above.

                                       MONTIEL:

                                       /s/ GERALD W. MONTIEL
                                       -----------------------------
                                       Gerald W. Montiel


                                       DWM:

                                       DICKIE WALKER MARINE, INC.



                                       By: /s/ JULIE SARGENT KNUDSEN
                                          --------------------------
                                       Name: Julie Sargent Knudsen
                                       Title: President



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